                                                                               .
                                                                               .
                                                                               .

                                                                  EXHIBIT NO. 21

                         SUBSIDIARIES OF THE REGISTRANT

                                    Percentage Owned   State of Incorporation
                                    ----------------   ----------------------
Greene County Bank                        100%                Tennessee
Greene County Capital Trust I             100% of             Delaware
                                    Common Securities

                       SUBSIDIARIES OF GREENE COUNTY BANK

Superior Financial Services, Inc.         100%                Tennessee

GCB Acceptance Corporation                100%                Tennessee

Fairway Title Company                     100%                Tennessee

                                       1